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                                                                      EXHIBIT 10

                                 TRUST UNDER THE


                         KING PHARMACEUTICALS EXECUTIVE

                           DEFERRED COMPENSATION PLAN



         THIS AGREEMENT is made this 27th day of July, 2005 by and between King Pharmaceuticals, Inc. as a Corporation organized under the laws of Tennessee (the "Company") and First Tennessee Bank National Association,
Trust Department, a trust organization under the laws of the United States of America and having its principal office and place of business in Tennessee as trustee (the "Trustee").

                                    RECITALS

         WHEREAS, the Company has adopted the deferred compensation plan(s) listed in Appendix A which is/are (an) unfunded executive benefit plan(s) providing deferred compensation benefits to a select group of its management or highly compensated employees (the "Plan"); and

         WHEREAS, the Plan contemplates that employees of the Company and Adopting Employers (listed in Appendix B, if any) and any other affiliate designated by the Board may become participants in the Plan (the Company and each Adopting Employer that has employees who participate in the Plan are collectively referred to as the "Employers" unless indicated otherwise); and

         WHEREAS, the Company has incurred or expects to incur liability under the terms of the Plan with respect to the employees who participate in the Plan (the "Participants"); and

         WHEREAS, the Company wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's insolvency, as herein defined, until paid to the Plan participants and their beneficiaries in such manner and at such times as specified in the Plan or paid to the Company in accordance herewith; and

         WHEREAS, it is the intention of the parties that the Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded Plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees according to Title I of the Employee Retirement Income Security Act of 1974 as amended; and

         WHEREAS, it is the intention of the Company to make contributions to the Trust to provide a source of funds to assist it in the meeting of its liabilities under the Plan.

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:



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         SECTION 1. ESTABLISHMENT OF TRUST

         (a) The Company hereby deposits with Trustee in trust $100.00, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. The Company shall have the right to make additional deposits from time to time in its sole discretion.

         (b) The Trust hereby established shall be irrevocable.

         (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of Subpart E, part I, subchapter J, chapter I, subtitle A of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and shall be construed accordingly.

         (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors of the Company as herein set forth. The Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of the Participants and their beneficiaries against their Employer. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

         (e) The Trustee agrees to accept additional deposits made by the Company pursuant to Section 1 (a) hereof, and contributions that are paid to it by the Company in accordance with the terms of this Trust Agreement. Such additional deposits and contributions shall be in cash or in such other form that may be acceptable to the Trustee, including but not limited to policies of life insurance. The Trustee shall have no duty to determine or collect contributions under the Plan and shall have no responsibility for any property until it is received and accepted by the Trustee. The Company shall have the sole duty and responsibility for the determination of the accuracy and sufficiency of the deposits and contributions to be made under the Plan, the transmittal of the same to the Trustee and compliance with any statute, regulation or rule applicable to contributions.

         SECTION 2. PAYMENTS TO PARTICIPANTS AND THEIR BENEFICIARIES

         (a) From time to time, the Company may deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Participant (and his or her beneficiaries), that provides a formula or other instructions for determining the amounts payable, the form in which such amounts are to be paid (as


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provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Payment Schedule and shall pay amounts withheld to the appropriate taxing authorities or determine that such amount have been reported, withheld and paid by the Company. If the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Payment Schedule, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

         (b) Upon the receipt by the Trustee of (i) a written notice from the Company, indicating that the Plan has been completely terminated and (ii) a Payment Schedule, indicating how payments shall be made as a result of the termination of the Plan, the Trustee shall pay to each Participant his or her account balance under the Plan in accordance with the terms of such Payment Schedule. Notwithstanding the foregoing, upon the termination of the Plan the Company shall be entitled to make payment of benefits directly to the Participant or their beneficiaries in accordance with subsection (f) below.

         (c) The Company hereby agrees that the Authorized Party (as defined below) shall have the exclusive responsibility, and the Trustee shall not have any responsibility or duty under this Trust Agreement for determining that the Payment Schedule is in accordance with the terms of the Plan and applicable law, including without limitation, the amount, timing or method of payment and the identity of each person to whom such payments shall be made. The Trustee shall have no responsibility or duty to determine the tax effect of any payment or to see to the application of any payment.

         (d) The entitlement of a Participant or his or her beneficiaries to the benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

         (e) The Company may make payment of benefits directly to the Participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly to Participants or their beneficiaries. If the Company makes payments according to this subsection the Company shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities.

         (f) Company shall furnish the Trustee with a written list of the names, signatures and extent of authority of all persons authorized to direct Trustee and otherwise act on behalf of the Company and the Participants under the terms of this Trust


                                       3

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Agreement ("Authorized Party"). The Trustee shall be entitled to rely on and shall be fully protected in acting upon direction from an Authorized Party until notified in writing by the Company, as appropriate, of a change of the identity of an Authorized Party.

         (g) In accordance with the procedures mutually acceptable to the Company and Trustee, all directions and instructions to the Trustee from an Authorized Party, including but not limited to the Payment Schedule, shall be in writing, transmitted by mail or by facsimile or shall be an electronic transmission, provided the Trustee may, in its discretion, accept oral directions and instructions and may require confirmation in writing ("Authorized Instructions").



         SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENT TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT

         (a) The Trustee shall cease payment of benefits to the Participants who are current or former employees of the Company and their beneficiaries if it receives notice that the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

         (1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee may discontinue payment of benefits to the Participants or their beneficiaries.

         (2) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

         (3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments of benefits to the Participants and their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.



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         (4) The Trustee shall resume the payment of benefits to the
Participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent). The Trustee may rely on evidence concerning Insolvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning Insolvency. If there is a dispute about Insolvency, the Trustee shall have the right to require the Company to employ and pay for the services of an independent expert to render a written opinion to the Trustee addressing the question of Insolvency.

         (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(a) and
(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Participants or their beneficiaries according to the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance. The Trustee may require a new Payment Schedule from the Company in such event.

         SECTION 4. PAYMENTS TO COMPANY

         (a) Except as provided in Sections 3 and in this Section 4(b), because the Trust is irrevocable, in accordance with Section 1(b) hereof, the Company shall not have the right or the power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Participants or their beneficiaries pursuant to the terms of the Plan.

         (b) In the event the Company makes payment of benefits directly pursuant to Section 1(e) hereof, the Company may file proof of such payment with the Trustee and request to be reimbursed for said payment. The Trustee shall reimburse the Company for amounts not exceeding the Company's costs of making Plan payments. The Trustee shall not be obligated to verify the amount of payment beyond receipt of reasonable proof (e.g. cancelled check).

         SECTION 5. INVESTMENT AUTHORITY

         (a) The Trustee shall invest and reinvest the principal and income of the Trust as directed by Company or its properly designated agent which directions may be changed from time to time. To the maximum extent permitted by law, the Trustee shall have no duty or responsibility (i) to advise with respect to, or inquire as to the propriety of, any such investment direction or (ii) for any investment decisions made with respect to the Trust by the Company. In the absence of investment direction, the Trustee shall have no obligation to invest Trust assets, but may invest Trust assets in any manner permitted under Section 5(d).

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         (b) The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Company. All rights associated with assets of the Trust shall be exercised by the Trustee and shall in no event be exercised by or rest with Plan participants, except that voting rights with respect to Trust assets will be exercised by the Company, unless an investment adviser has been appointed pursuant to Section 5(a) and voting authority has been delegated to such investment adviser.

         (c) The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value, for any asset held by the Trust. This right is exercisable by the Company in a non-fiduciary capacity without the approval or consent of any person in a fiduciary capacity.

         (d) In administering the Trust and carrying out the instructions of the Company in accordance with Section 5(a) above, the Trustee shall be specifically authorized to:

         (1) To invest and reinvest the Trust assets, together with the income therefrom, in common stock, preferred stock, convertible preferred stock, bonds, debentures, convertible debentures and bonds, mortgages, notes, commercial paper and other evidences of indebtedness (including those issued by the Trustee), shares of mutual funds, guaranteed investment contracts, bank investment contracts, other securities, policies of life insurance, other insurance contracts, annuity contracts, options, options to buy or sell securities or other assets, and all other property of any type (personal, real or mixed, and tangible or intangible);

         (2) To deposit or invest all or any part of the assets of the Trust in savings accounts or certificates of deposit or other deposits in a bank or savings and loan association or other depository institution, provided such deposits bear a reasonable interest rate;

         (3) To submit or cause to be submitted to the Company, all information received by the Trustee regarding ownership rights pertaining to property held in the Trust;

         (4) To hold, manage, improve, repair and control all property, real or personal, forming part of the Trust; to sell, convey, transfer, exchange, partition, lease for any term, even extending beyond the duration of this Trust, and otherwise dispose of the same from time to time;

         (5) To make, execute and deliver any and all documents, agreements or other instruments in writing as are necessary or desirable for the accomplishment of any of the powers and duties set forth in this Trust Agreement;

         (6) To hold in cash, without liability for interest, such portion of the Trust as is pending investment, or payment of expenses, or the distribution of benefits;

         (7) To take such actions as may be necessary or desirable to protect the Trust from loss due to the default on mortgages held in the Trust including with the consent of an Authorized Party the appointment of agents or trustees in such other jurisdictions as may seem desirable, the transfer of property to such agents or trustees as is necessary, or the grant to such agents such powers as are necessary or desirable to protect the Trust.

         (8) To vote in person or by general or limited proxy, as directed by an Authorized Party, any securities in which the Trust is invested and similarly to exercise, personally or by general or limited power of attorney, as directed by an Authorized Party, any right appurtenant to any authorized investment held in the Trust.

         (9) To maintain accounts at, execute transactions through, and lend on an adequately secured basis stocks, bonds or other securities to, any brokerage or other firm, including any firm which is an affiliate of Trustee;

         (10) To exercise all of the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under the laws of the state in which the Trustee has its principal place of business so that the powers conferred upon the Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto.

         The Trustee may exercise the powers described in this Section 5(d) with or without Authorized Instructions, but where the Trustee acts on Authorized Instructions, the Trustee shall be fully protected as described in Section 9.

         SECTION 6. ADDITIONAL POWERS OF TRUSTEE.

         (a) To the extent necessary or which it deems appropriate to implement its powers under Section 5 or otherwise to fulfill any of its duties and responsibilities as Trustee of the Trust, the Trustee shall have the following additional powers and authority:

         (1) To register securities, or any other property, in its name or in the name of any nominee, including the name of any affiliate or the nominee name designated by any affiliate, with or without indication of the capacity in which property shall be held, or to hold securities in bearer form and to deposit any securities or other property in a depository or clearing corporation;

         (2) Upon receiving the consent of an Authorized Party, to designate and engage the services of, and to delegate powers and responsibilities to, such agents, representatives, advisers, counsel and accountants as the Trustee considers necessary or appropriate and, as part of its expenses under this Trust Agreement, to pay their reasonable expenses and compensation;

         (3) To make, execute and deliver, as Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or appropriate for the accomplishment of any of the powers listed in this Trust Agreement; and

         (4) Generally to do all other acts which the Trustee deems necessary or appropriate for the protection of the Trust.

         (b) The Trustee at the direction of the Company may appoint a Custodian to safeguard the assets of the Trust. The Company hereby authorizes and directs the Trustee to enter into such agreements with the Custodian as may be necessary to establish an account with the Custodian. For administrative purposes, contributions deposited to the appointed Custodian shall be deemed as contributions deposited with the Trustee on behalf of the Trust.

         SECTION 7. DISPOSITION OF INCOME.

         During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

         SECTION 8. ACCOUNTING BY TRUSTEE.

         (a) The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 90 days following the close of each calendar quarter and within 90 days after removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

         (b) The Trustee shall be entitled to rely on the Recordkeeper (the provider of recordkeeping services for the Plan Administrator) or the Custodial Agent (the custodian of investments), if any other than Trustee, for the maintenance and provision of all records specified in this Section 8.

         SECTION 9. RESPONSIBILITY AND INDEMNITY OF THE TRUSTEE.

         (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan(s) and this Trust and is given in writing by the Company or in such other manner prescribed by the Trustee. In the absence of direction, request or approval from the Company, the Trustee

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shall also incur no liability to any person for any failure to perform an act not contemplated by or in conformity with, the terms of this Trust. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (b) The Company hereby indemnifies the Trustee and each of its affiliates (collectively, the "Indemnified Parties") against, and shall hold them harmless from, any and all loss, claims, liability, and expense, including reasonable attorneys' fees, imposed upon or incurred by any Indemnified Party as a result of any acts taken, or any failure to act, in accordance with the directions from the Company or any designee of the Company, or by reason of the Indemnified Party's good faith execution of its duties with respect to the Trust, including, but not limited to, its holding of assets of the Trust. The Company's obligations in the foregoing regard to be satisfied promptly by the Company, provided that in the event the loss, claim, liability or expense involved is determined by a no longer appealable final judgment entered in a lawsuit or proceeding to have resulted from the gross negligence or willful misconduct of the Trustee, the Trustee shall promptly on request thereafter return to the Company any amount previously received by the Trustee under this
Section 9(b) with respect to such loss, claim, liability or expense. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust without direction from the Company.

         (c) The Trustee shall incur no liability to anyone for any action that it or the Custodian as its delegate takes pursuant to a direction, request or approval given by the Company, Participants, the Investment Committee, the Administrator or by any other party (including, without limitation, the Recordkeeper and any of its agents) to whom authority to give such directions, requests or approvals is delegated under the powers conferred upon the Company, Participants, the Investment Committee, the Administrator or such other party under this Agreement.

         (d) The Trustee, upon receipt of the consent of an Authorized Party, at the expense of the Trust or the Company, may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

         (e) The Trustee, upon receipt of the consent of an Authorized Party, may hire agents, accountants, actuaries, investment advisers, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

         (f) The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall not have the power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor trustee, or to loan to any person the proceeds of any borrowing against such policy.

         (g) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or applicable law, the Trustee shall not have any power that could give this




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Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

         (h) The Trustee shall not be liable for any expense, loss, claim or damage (including counsel fees) suffered by the Participants arising out of or caused by any delay in, or failure of, performance by the Trustee, in whole or in part, arising out of, or caused by, circumstances beyond the Trustee's control, including without limitation: acts of God, interruption, delay in, or loss (partial or complete) of electrical power or external computer (hardware or software) or communication services (including access to book-entry securities systems maintained by Federal Reserve Bank of New York and/or any clearing corporation); act of civil or military authority; sabotage; natural emergency; epidemic; war or other government actions; civil disturbance; flood, earthquake, fire, other catastrophe; strike or other labor disturbance by employees of nonaffiliates; governmental, judicial, or self regulatory organization order, rule or regulation; riot; energy or natural resource difficulty or shortage; and inability to obtain materials, equipment or transportation.

         (i) If (1) there is any disagreement or dispute in connection with the Trust or the subject matter hereof, including any dispute between the Trustee, the Company or any Participant, or between the Company, any Participant or any person not a party to the Trust or (2) there are adverse or inconsistent claims or demands upon, or inconsistent with instructions to the Trustee, or (3) the Trustee in good faith is in doubt as to what action to take pursuant to the Trust, the Trustee may at its election refuse to comply with any such claims, demands or instructions, or refuse to take any other action pursuant to this Trust until (i) the rights of all persons involved in the dispute have been fully and finally adjudicated by a court of competent jurisdiction or the Trustee has resolved any such doubts to its good faith satisfaction; or (ii) all disputes have been resolved between the persons involved and the Trustee has received written notice thereof satisfactory to it from all such persons. Without limiting the generality of the foregoing, the Trustee may at its election interplead the subject matter of this Trust Agreement with a court of competent jurisdiction, or commence judicial proceedings for a declaratory judgment, and the Trustee shall be entitled to recover from the Company or the Trust, both collectively and individually, the Trustee's attorneys' fees, expenses and costs in connection with any such interpleader or declaratory judgment action.

         (j) The Trustee is not a party to, and has no duties or responsibilities under, the Plan other than those that may be expressly contained in this Trust Agreement. In any case, in which a provision of this Trust Agreement conflicts with any provision of the Plan, the Plan shall control. The Trustee shall have no duties, responsibilities or liability with respect to the acts or omissions of any prior or successor trustee.

         SECTION 10. COMPENSATION AND EXPENSES OF TRUSTEE

The Company shall pay all administrative and Trustee's fees and expenses under this Trust Agreement as mutually agreed and, if not so paid, such fees and expenses may be withdrawn from the Trust by the Trustee. If the Trustee advances cash or securities for any purpose, including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Trustee shall incur or be assessed taxes, interest, charges, expenses, assessments, or other liabilities in connection with the performance of this Trust Agreement, except such as may arise from its own negligent action, negligent failure to act or willful misconduct, any property at any time held for the Trust shall be security therefor and the Trustee shall be entitled to collect from the Company or, if not paid, from the Trust sufficient cash for reimbursement of such taxes, interest, charges, expenses, assessments or other liabilities. If cash is insufficient, the Trustee may dispose of the assets of the Trust to the extent necessary to obtain the aforesaid reimbursement. To the extent the Trustee advances funds to the Trust for disbursements or to effect the settlement of purchase transactions, the Trustee shall be entitled to collect from the Company or, if not so paid, from the Trust either (i) with respect to domestic assets, an amount equal to what would have been earned on the sums advanced (an amount approximating the "federal funds" interest rate) or (ii) with respect to non-domestic assets, the rate applicable to the appropriate foreign market.

         SECTION 11. RESIGNATION AND REMOVAL OF TRUSTEE

         (a) The Trustee may resign at any time by written notice to the Company, which shall be effective sixty (60) days after receipt of such notice unless the Company and the Trustee agree otherwise.

         (b) The Trustee may be removed by the Company on sixty (60) days notice or upon shorter notice accepted by the Trustee. However, upon a Change of Control, as defined herein, the Trustee may not be removed by the Company for four years after the Change of Control unless the persons who are then Participants agree to the removal.

         (c) If the Trustee resigns within four years after a Change of Control, as defined herein, the Company shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions, unless the then Participants and the Company agree to the selection of a successor trustee.

         (d) Upon resignation or removal of the Trustee and appointment of a successor trustee, all assets shall subsequently be transferred to the successor trustee. The transfer shall be completed within one hundred twenty (120) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

         (e) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 12 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this Section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

         SECTION 12. APPOINTMENT OF SUCCESSOR.

         (a) If the Trustee resigns or is removed in accordance with Section 11(a) or (b) hereof, subject to the requirements of Section 11, the Company may appoint any third party, such as a bank trust department or other entity that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former trustee, including ownership rights in the Trust assets. The former trustee shall execute any instrument necessary or reasonably requested by the Company or the successor trustee to evidence the transfer.

         (b) The successor trustee need not examine the records and acts of any prior trustee and may retain or dispose of existing Trust assets, subject to Sections 8 and 9 hereof. The successor trustee shall not be responsible for and the Company shall indemnify and defend the successor trustee from any claim or liability resulting from any action or inaction of any prior trustee or from any other past event, or any condition existing at the time it becomes successor trustee.

         SECTION 13. AMENDMENT OR TERMINATION

         (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable.

         (b) The Trust shall not terminate until the date on which the Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

         (c) Upon written approval of the Participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Company.





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

         SECTION 14. MISCELLANEOUS.

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

         (d) For purposes of this Trust Agreement, a Change of Control is determined pursuant to Section 2.6 of the Plan.

         (e) Neither the Company nor the Trustee may assign this Trust Agreement without the prior written consent of the other. This Trust Agreement shall be binding upon, and inure to the benefit of, the Company, the Trustee and their respective successors and permitted assigns. Any entity, which shall by merger, consolidation, purchase, or otherwise, succeed to substantially all the trust business of the Trustee shall, upon each succession and without any appointment or other action by the Company, be and become successor trustee hereunder, upon notification to Company.

         (f) The provisions of this Trust Agreement are intended to benefit only the parties hereto, their respective successors and assigns, and the Participants and their beneficiaries under the Plan. There are no other third party beneficiaries.

         (g) The Company and the Trustee hereby each represents and warrants to the other that it has full authority to enter into this Trust Agreement upon the terms and conditions hereof and that the individual executing this Trust Agreement on its behalf has the requisite authority to bind the Company or the Trustee to this Trust Agreement.

         (h) This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by one counterpart.

         SECTION 15. EFFECTIVE DATE

         (a) The effective date of this Trust Agreement shall be July 27, 2005.

            IN WITNESS WHEREOF, the Company and the Trustee have executed this Trust Agreement each by action of a duly authorized person.

         King Pharmaceuticals, Inc. (Company)

         By:  /s/ Brian A. Markison
              --------------------------------------------  (Signature)

         Name/Title: President and Chief Executive Officer
                     -------------------------------------

         Date: July 27, 2005
               -------------------------------------------



         First Tennessee Bank National Association, Trust Department (Trustee)

         By:  /s/ Caprice Devereaux
              --------------------------------------------  (Signature)

         Name/Title: Senior Vice President
                     -------------------------------------

         Date: July 27, 2005
              --------------------------------------------










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